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                          GROSSMAN'S
                SAVINGS AND PROFIT SHARING PLAN
                      (1994 RESTATEMENT)


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                       TABLE OF CONTENTS


PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 1  DEFINITIONS. . . . . . . . . . . . . . . . . . . . 2
     1.1  "Account" . . . . . . . . . . . . . . . . . . . . . 2
     1.2  "Actual Deferral Percentage". . . . . . . . . . . . 2
     1.3  "Affiliated Group". . . . . . . . . . . . . . . . . 2
     1.4  "After-Tax Contribution Account". . . . . . . . . . 2
     1.5  "After-Tax Contributions" . . . . . . . . . . . . . 2
     1.6  "Annual Addition" . . . . . . . . . . . . . . . . . 3
     1.7  "Before-Tax Contribution Account" . . . . . . . . . 3
     1.8  "Before-Tax Contributions". . . . . . . . . . . . . 3
     1.9  "Beneficiary" . . . . . . . . . . . . . . . . . . . 3
     1.10  "Code" . . . . . . . . . . . . . . . . . . . . . . 3
     1.11  "Common Stock" . . . . . . . . . . . . . . . . . . 4
     1.12  "Company". . . . . . . . . . . . . . . . . . . . . 4
     1.13  "Company Contributions". . . . . . . . . . . . . . 4
     1.14  "Company Matching Contribution Account". . . . . . 4
     1.15  "Company Matching Contributions" . . . . . . . . . 4
     1.16  "Company Profits Contribution Account" . . . . . . 4
     1.17  "Company Profits Contributions". . . . . . . . . . 4
     1.18  "Compensation" . . . . . . . . . . . . . . . . . . 4
     1.19  "Deferral Election". . . . . . . . . . . . . . . . 5
     1.20  "Disability" . . . . . . . . . . . . . . . . . . . 5
     1.21  "Effective Date" . . . . . . . . . . . . . . . . . 5
     1.22  "Employee" . . . . . . . . . . . . . . . . . . . . 5
     1.23  "ERISA". . . . . . . . . . . . . . . . . . . . . . 6
     1.24  "Hardship" . . . . . . . . . . . . . . . . . . . . 6
     1.25  "Highly Compensated Employee". . . . . . . . . . . 6
     1.26  "Hour of Service". . . . . . . . . . . . . . . . . 7
     1.27  "Investment Funds" . . . . . . . . . . . . . . . . 8
     1.28  "Matching/After-Tax Contributions Percentage". . . 8
     1.29  "Normal Retirement Age". . . . . . . . . . . . . . 9
     1.30  "One Year Break in Service". . . . . . . . . . . . 9
     1.31  "Participant". . . . . . . . . . . . . . . . . . . 9
     1.32  "Participating Company". . . . . . . . . . . . . . 9
     1.33  "Plan" . . . . . . . . . . . . . . . . . . . . . . 9
     1.34  "Plan Administrator" . . . . . . . . . . . . . . . 9
     1.35  "Plan Year". . . . . . . . . . . . . . . . . . . . 9
     1.36  "Rollover Contribution Account". . . . . . . . . . 9
     1.37  "Rollover Contributions" . . . . . . . . . . . . . 9
     1.38  "Seasonal Employee". . . . . . . . . . . . . . . . 9


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     1.39  "Separation from Service Date" . . . . . . . . . .10
     1.40  "Service". . . . . . . . . . . . . . . . . . . . .10
     1.41  "Stock Fund" . . . . . . . . . . . . . . . . . . .10
     1.42  "Trust Agreement". . . . . . . . . . . . . . . . .10
     1.43  "Trustee". . . . . . . . . . . . . . . . . . . . .10
     1.44  "Trust Fund" . . . . . . . . . . . . . . . . . . .10
     1.45  "Valuation Date" . . . . . . . . . . . . . . . . .10
     1.46  "Year of Service". . . . . . . . . . . . . . . . .10

ARTICLE 2  ELIGIBILITY AND SERVICE. . . . . . . . . . . . . .11
     2.1  Eligibility to Make or Direct Contributions.. . . .11
     2.2  Credited Service. . . . . . . . . . . . . . . . . .11
     2.3  Maternity and Parental Leave. . . . . . . . . . . .12

ARTICLE 3  BEFORE-TAX AND AFTER-TAX CONTRIBUTIONS . . . . . .13
     3.1  Before-Tax Contributions. . . . . . . . . . . . . .13
     3.2  Allocation of Before-Tax Contributions. . . . . . .13
     3.3  Deferral Election.. . . . . . . . . . . . . . . . .13
     3.4  After-Tax Contributions.  . . . . . . . . . . . . .13
     3.5  Allocation of After-Tax Contributions.  . . . . . .14
     3.6  Change, Reduction and Revocation of Deferral Elections and
          After-Tax
           Contributions. . . . . . . . . . . . . . . . . . .14
     3.7  Minimum Contribution. . . . . . . . . . . . . . . .15

ARTICLE 4  COMPANY CONTRIBUTIONS. . . . . . . . . . . . . . .16
     4.1  Matching Contributions. . . . . . . . . . . . . . .16
     4.2  Profits Contributions.. . . . . . . . . . . . . . .16

ARTICLE 5  LIMITATIONS ON CONTRIBUTIONS . . . . . . . . . . .19
     5.1  Limit Applicable to the Before-Tax Contributions of Highly
          Compensated
           Employees. . . . . . . . . . . . . . . . . . . . .19
     5.2  Limit Applicable to the Company Matching Contributions and
          After-Tax
           Contributions for Highly Compensated Employees.. .19
     5.3  Limit Applicable to Annual Additions. . . . . . . .19
     5.4  Combined Plan Limit Applicable to All Participants.20
     5.5  Disposition of Excess Before-Tax Contributions. . .22
     5.6  Disposition of Excess Company Matching Contributions and After-
          Tax
           Contributions. . . . . . . . . . . . . . . . . . .22
     5.7  Disposition of Excess Annual Additions. . . . . . .23

ARTICLE 6  VESTING. . . . . . . . . . . . . . . . . . . . . .25
     6.1  Fully Vested Accounts . . . . . . . . . . . . . . .25
     6.2  Graduated Vesting of Company Profits Contribution Account25
     6.3  Death, Disability or Normal Retirement Age. . . . .25


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     6.4  Forfeitures . . . . . . . . . . . . . . . . . . . .25
     6.5  Moore's Division Employees. . . . . . . . . . . . .26

ARTICLE 7  PARTICIPANTS' ACCOUNTS . . . . . . . . . . . . . .27
     7.1  Contributions to Account. . . . . . . . . . . . . .27
     7.2  Separate Accounts . . . . . . . . . . . . . . . . .27
     7.3  Valuation of Accounts.. . . . . . . . . . . . . . .28

ARTICLE 8  INVESTMENT OF ACCOUNTS . . . . . . . . . . . . . .29
     8.1  General.. . . . . . . . . . . . . . . . . . . . . .29
     8.2  Investment Funds. . . . . . . . . . . . . . . . . .29
     8.3  Investment Directions . . . . . . . . . . . . . . .29
     8.4  Voting of Common Stock. . . . . . . . . . . . . . .30
     8.5  Tender Offers.. . . . . . . . . . . . . . . . . . .30
     8.6  Limitation on Common Stock Transactions.. . . . . .31

ARTICLE 9  WITHDRAWALS DURING SERVICE . . . . . . . . . . . .33
     9.1  After-Tax Contribution Account. . . . . . . . . . .33
     9.2  Rollover Contribution Account . . . . . . . . . . .33
     9.3  Financial Hardship. . . . . . . . . . . . . . . . .33
     9.4  Age 59 1/2. . . . . . . . . . . . . . . . . . . . .33
     9.5  Order of Withdrawal Priority. . . . . . . . . . . .33
     9.6  No Withdrawal of Company Contributions. . . . . . .34
     9.7  Amount and Payment of Withdrawal. . . . . . . . . .34
     9.8  Frequency of Withdrawal.. . . . . . . . . . . . . .34
     9.9  Mandatory Payment.. . . . . . . . . . . . . . . . .34

ARTICLE 10  LOANS TO PARTICIPANTS . . . . . . . . . . . . . .35
     10.1  Right to Borrow. . . . . . . . . . . . . . . . . .35
     10.2  In General.. . . . . . . . . . . . . . . . . . . .35
     10.3  Rules and Procedures.. . . . . . . . . . . . . . .35
     10.4  Maximum Amount of Loan.. . . . . . . . . . . . . .35
     10.5  Minimum Amount of Loan.. . . . . . . . . . . . . .36
     10.6  Note; Security; Interest.. . . . . . . . . . . . .36
     10.7  Repayment. . . . . . . . . . . . . . . . . . . . .36
     10.8  Repayment Upon Distribution. . . . . . . . . . . .37
     10.9  Default. . . . . . . . . . . . . . . . . . . . . .37
     10.10  Nondiscrimination.. . . . . . . . . . . . . . . .38
     10.11  Designation of Investment Funds.. . . . . . . . .38

ARTICLE 11  DISTRIBUTIONS AFTER SERVICE . . . . . . . . . . .39
     11.1  Termination of Service . . . . . . . . . . . . . .39
     11.2  Disability . . . . . . . . . . . . . . . . . . . .39
     11.3  Death and Beneficiary Designation. . . . . . . . .39


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     11.4  Mandatory Distributions. . . . . . . . . . . . . .40
     11.5  Optional Direct Transfer of Eligible Rollover Distributions.41

ARTICLE 12  ADMINISTRATION. . . . . . . . . . . . . . . . . .43
     12.1  Plan Administrator . . . . . . . . . . . . . . . .43
     12.2  Plan Administrator's Authority and Powers. . . . .43
     12.3  Delegation of Duties . . . . . . . . . . . . . . .43
     12.4  Compensation . . . . . . . . . . . . . . . . . . .43
     12.5  Exercise of Discretion . . . . . . . . . . . . . .43
     12.6  Fiduciary Liability. . . . . . . . . . . . . . . .43
     12.7  Indemnification by Company . . . . . . . . . . . .44
     12.8  Payment of Plan Expenses.. . . . . . . . . . . . .44

ARTICLE 13  AMENDMENT AND TERMINATION OF PLAN . . . . . . . .45
     13.1  Amendment. . . . . . . . . . . . . . . . . . . . .45
     13.2  Company's Right to Terminate Plan. . . . . . . . .45
     13.3  Consequences of Termination. . . . . . . . . . . .45

ARTICLE 14  SPECIAL PROVISIONS FOR NON-KEY EMPLOYEES. . . . .47
     14.1  Applicability and Definitions. . . . . . . . . . .47
     14.2  Minimum Contribution . . . . . . . . . . . . . . .49

ARTICLE 15  MISCELLANEOUS . . . . . . . . . . . . . . . . . .50
     15.1  Trust Fund Sole Source of Payments for Plan. . . .50
     15.2  Exclusive Benefit. . . . . . . . . . . . . . . . .50
     15.3  Return of Contributions. . . . . . . . . . . . . .50
     15.4  Non-Alienation . . . . . . . . . . . . . . . . . .51
     15.5  Claims Procedure . . . . . . . . . . . . . . . . .51
     15.6  Transfer of Assets . . . . . . . . . . . . . . . .52
     15.7  Common Trust Funds . . . . . . . . . . . . . . . .53
     15.8  Applicable Law . . . . . . . . . . . . . . . . . .53


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                            PURPOSE


     The purpose of the Plan is to provide eligible employees with an opportunity to share in the profits of the Company and to save for their retirement on a tax-favored basis. The Plan is intended to qualify under Sections 401(a) and 401(k) of the Code. The Plan is also intended to comply with the requirements of ERISA.


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                    ARTICLE 1  DEFINITIONS
                               -----------


     Wherever used herein, the following terms shall have the following meanings:

     1.1 "Account" means the total of the interests of a Participant in the Trust Fund. A Participant's Account shall consist of his After-Tax Contribution Account, his Before-Tax Contribution Account, his Company Matching Contribution Account, his Company Profits Contribution Account and his Rollover Contribution Account.

     1.2 "Actual Deferral Percentage" means for each specified group of Participants, the average percentage for the group which is derived by calculating separately for each Participant in such group:

          (a) the amount of Before-Tax Contributions allocated to the Participant's Account for the Plan Year; divided by

          (b)  the amount of the Participant's Compensation for the Plan
     Year.

     In accordance with regulations promulgated under the Code, for purposes of the definition of Actual Deferral Percentage, the Plan Administrator may treat Company Matching Contributions as Before-Tax Con-tributions.

     1.3 "Affiliated Group" means the Company and all corporations, partnerships or other organizations the employees of which are treated as employed by the Company pursuant to Code Section 414(b), (c) or (m).

     1.4 "After-Tax Contribution Account" means that part of a Participant's Account which is attributable to After-Tax Contributions.

     1.5 "After-Tax Contributions" means contributions made by the Participant pursuant to Section 3.4.


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     1.6  "Annual Addition" means the sum of the following amounts credited to a Participant's Account for a Plan Year:

          (a) Any Before-Tax Contributions and Company Contributions under this Plan and any other employer contributions to such Participant's account under any other defined contribution plan (as defined in Section 414(i) of the Code) maintained by the Affiliated Group; and

          (b) Any After-Tax Contributions under this Plan and any other employee contributions under any other qualified plan maintained by the Affiliated Group.

The term Annual Addition shall not include any Rollover Contributions.

     1.7 "Before-Tax Contribution Account" means that part of Participant's Account which is attributable to Before-Tax Contributions.

     1.8 "Before-Tax Contributions" means the contributions made by a Participating Company on behalf of a Participant pursuant to Section 3.1.

     1.9 "Beneficiary" means any persons or legal entity designated as such by the Participant pursuant to the Plan or otherwise entitled to receive any payment pursuant to the Plan upon the death of the Participant. If no Beneficiary is designated or survives, the Partici-pant's Beneficiary shall be:

          (a)  his spouse, if living at the time of such payment;

          (b) his descendants per stirpes, if his spouse is not then living;

          (c)  his estate, if neither of the foregoing is applicable.

     1.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.


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     1.11  "Common Stock" means the common stock issued by the Company, par value $.01 per share.

     1.12  "Company" means Grossman's Inc. and any successor corporation.

     1.13 "Company Contributions" means Company Matching Contributions and Company Profits Contributions but does not include Before-Tax
Contributions.

     1.14 "Company Matching Contribution Account" means that part of a Participant's Account which is attributable to Company Matching
Contributions.

     1.15 "Company Matching Contributions" means those contributions made by a Participating Company on behalf of a Participant pursuant to
Section 4.1.

     1.16 "Company Profits Contribution Account" means that part of a Participant's Account which is attributable to Company Profits
Contributions.

     1.17 "Company Profits Contributions" means those contributions made by a Participating Company on behalf of a Participant in accordance with the prior plan as in effect December 31, 1990.

     1.18 "Compensation" means an Employee's base pay, plus overtime and commissions, but excluding bonuses, incidental compensation and other fringe benefits, and before reduction for any Before-Tax Contributions made under this Plan. For each Plan Year beginning on or after January 1, 1989 and before January 1, 1994, Compensation shall be limited for all purposes under the Plan to $200,000 (or such other amount as the Secretary of the Treasury may determine for such Plan Year under section 401(a)(17) of the Code). For each Plan Year beginning on or after January 1, 1994,



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Compensation shall be limited for all purposes under the Plan to $150,000
(or such other amount as the Secretary of the Treasury may determine for such Plan Year under section 401(a)(17) of the Code). In determining Compensation for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant or any lineal descendants who have not attained age 19 before the close of the calendar year. If, as a result of such rules the adjusted limitation as permitted under Code Section 401(a)(17) is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation.

     1.19 "Deferral Election" means an election made by the Participant pursuant to Section 3.3 to have his Compensation, otherwise payable to him in cash, reduced, and to require a Participating Company to make
Before-Tax Contributions on his behalf equal to the amount by which his Compensation is thus reduced.

     1.20 "Disability" means a physical or mental impairment which, in the opinion of the Plan Administrator, is of such permanence and degree that the Participant is unable because of such impairment to perform any gainful activity for which he is suited by virtue of his experience, training, or education. The permanence and degree of such impairment shall be supported by medical evidence.

     1.21 "Effective Date" means, in general, May 1, 1988. Certain other provisions have effective dates as stated within the Plan.


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     1.22  "Employee" means an individual who is on the payroll records of a Participating Company, except that if the terms and conditions of any employee's employment are the subject of collective bargaining, such employee will not be an Employee hereunder unless a collective bargaining agreement provides for his participation in the Plan.

     1.23 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     1.24 "Hardship" means immediate and heavy financial need of the Participant which cannot be met by other reasonably available financial resources of the Participant as determined in the Plan Administrator's discretion, which shall be exercised in a uniform and nondiscriminatory manner. Such financial need may include expenses of medical care for the Participant or a member of his family, expenses related to purchase of the Participant's principal residence, and expenses related to education of a member of the Participant's family.

     1.25 "Highly Compensated Employee" means any Employee who during the current or preceding Plan Year

          (a) was at any time a 5% owner of the Company or any member of the Affiliated Group;

          (b) received more than $75,000 (as indexed in accordance with Code Section 414(q)) in compensation;

          (c) was an officer of the Company or any member of the Affiliated Group and received compensation greater than 150 percent of the dollar amount set forth in Section 5.2(a); and



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          (d)  received more than $50,000 (as indexed in accordance with
     Code Section 414(q)) in compensation and received more compensation than 80 percent of all other employees of the Affiliated Group not excluded from such calculation under Section 414(g)(8) of the Code.

Notwithstanding the foregoing, (i) not more than 50 individuals shall be considered as Highly Compensated Employees by reason of subparagraph (c) above and, unless an Employee is one of the 100 highest paid employees of the Affiliated Group during the Plan Year, an Employee shall not be treated as a Highly Compensated Employee by reason of subparagraph (b),
(c) or (d) for such Plan Year if such Employee did not satisfy the standards of such subparagraphs in the prior Plan Year. Whether any individual is treated as a Highly Compensated Employee shall be determined in accordance with the provisions of Section 414(q) of the Code and any regulations thereunder.

     1.26  "Hour of Service" means:

          (a) Each hour for which an individual is directly or indirectly entitled to compensation for the performance of duties for any member of the Affiliated Group. These hours shall be credited to the individual for the Plan Year in which duties are performed;

          (b) Each hour for which an individual is directly or indirectly entitled to compensation from any member of the Affiliated Group on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than five hundred one (501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single Plan Year); and

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by any member of the Affiliated Group. The same Hours of Service shall not be credited under either paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). Such back pay hours shall be credited to an employee for the Plan Year to which the award or agreement per-tains rather than the Plan Year in which the award, agreement or payment is made.

The provisions of Section 2530.200-2(b) and (c) of the Department of Labor Regulations are incorporated herein by reference.

     1.27  "Investment Funds" means the investment vehicles described in
Article 8 in which a Participant's Account is invested.

     1.28 "Matching/After-Tax Contributions Percentage" means for each specified group of Participants, the average percentage for the group which is derived by calculating separately for each Participant in such group:

          (a)  the sum of the amount of any Company Matching
     Contributions and After-Tax Contribution allocated to the Participant's Account for the Plan Year; divided by

          (b)  the amount of the Participant's Compensation for the Plan
     Year.

Notwithstanding the foregoing, in accordance with regulations promulgated under the Code, the Plan Administrator may elect to treat Company Matching Contributions as Before-Tax Contributions in determining the Matching/After-Tax Contributions Percentage and the Actual Deferral Percentage.

     1.29  "Normal Retirement Age" means age 65.

     1.30 "One Year Break in Service" means a consecutive 12 month period following a Participant's Separation from Service Date in which the Participant does not complete an Hour of Service.

     1.31 "Participant" means an Employee who is eligible for participation in the Plan in accordance with Article 2, or a former Employee entitled to benefits under the Plan.

     1.32 "Participating Company" means the Company and any other member of the Affiliated Group which participates in the Plan with the permission of the Company.

     1.33 "Plan" means the Grossman's Savings and Profit Sharing Plan, as set forth herein and as may be amended from time to time.

     1.34 "Plan Administrator" means the Plan Administrator determined under Section 11.1.

     1.35 "Plan Year" means (i) with respect to 1988, the period from the Effective Date to December 31, 1988 and (ii) with respect to subsequent calendar years, the calendar year.

     1.36 "Rollover Contribution Account" mean that part of a Participant's Account which is attributable to such Participant's Rollover Contributions.

     1.37 "Rollover Contributions" means any contribution made by an Employee in accordance with the rollover provisions of Section 402(a)(5) or 408(d)(3) of the Code.

     1.38 "Seasonal Employee" means any individual who is employed by a Participating Company for a limited period of time without the expectation of permanent employment. For purposes of Section 2.2, in the event that any Seasonal Employee is not an Employee on December 31 of any calendar year, such Seasonal Employee shall be treated as an Employee if the Plan Administrator determines that a Participating Company reasonably expects such Seasonal Employee to return to its employ during the following calendar year.

     1.39 "Separation from Service Date" with respect to any individual means (i) the date on which such individual quits, dies, is discharged or retires or (ii) the first anniversary of such individual's absence from employment for any other reason.

     1.40 "Service" with respect to any individual means the period beginning on the individual's employment date with any member of the Affiliated Group and ending on such individual's Separation from Service Date. Service shall also include any period of absence from employment of less than 12 months following a Separation from Service Date.

     1.41 "Stock Fund" means an Investment Fund which shall consist of investments primarily in Common Stock.

     1.42 "Trust Agreement" means one or more agreements between the Company and the Trustee establishing the trust or trusts forming part of the Plan.

     1.43 "Trustee" means the Trustee or the Trustees named in the Trust Agreement, or any successor trustee.

     1.44 "Trust Fund" means the property held by the Trustee in accordance with the Trust Agreement.

     1.45 "Valuation Date" means the last day of March, June, September and December and such other dates as the Plan Administrator may determine.

     1.46  "Year of Service" means a 12 month period of Service.

              ARTICLE 2  ELIGIBILITY AND SERVICE



     2.1 Eligibility to Make or Direct Contributions. Any Employee on the Effective Date (other than a Seasonal Employee) shall be eligible to make a Deferral Election or After-Tax Contributions as of the Effective Date, if on such date such Employee has completed one (1) Year of Service. If an Employee (other than a Seasonal Employee) may not make a Deferral Election or After-Tax Contributions as of the Effective Date, such Employee shall be eligible to make a Deferral Election or After-Tax Contributions on any January, April, July or October 1 coinciding with or following the date on which such Employee completes one (1) Year of Service. If an Employee fails to make a Deferral Election or After-Tax Contributions when first eligible to do so, such Employee shall not be eligible to make such an election or such contributions until the January, April, July or October 1 which occurs after the date on which such Employee first became eligible to make such an election or such contributions. If a Participant ceases to have a Deferral Election in effect or to make After-Tax Contributions for any reason, including termination of employment, such Participant may again make such an election or such contributions effective as of any subsequent January, April, July or October 1, provided that he is an Employee on such date. Notwithstanding the foregoing, any Employee may make Rollover Contributions, regardless of whether such Employee has met the requirements to become a Participant hereunder. An Employee who makes Rollover Contributions shall be treated as a Participant but, until such Employee shall otherwise qualify to participate in the Plan, shall only be so treated to the extent of his Rollover Contribution Account.

     2.2 Credited Service. Except as provided below, for purposes of vesting in Company Profits Contributions and being eligible to make a Deferral Election or After-Tax Contributions, all of an Employee's Service, whether rendered during his current period of employment and whether rendered before or after the Effective Date of the Plan, shall be credited to such Employee.

     2.3 Maternity and Parental Leave. If an Employee is absent from work (1) by reason of such Employee's pregnancy, (2) by reason of the birth of such Employee's child, (3) by reason of the placement of a child in connection with such Employee's adoption of the child, or (4) for purposes of caring for a child described in (2) or (3) above during the period immediately following the child's birth or placement for adoption, the Employee will not be treated as incurring a One Year Break in Service until such Employee has been absent from employment for 24 months following a Separation from Service Date.

       ARTICLE 3  BEFORE-TAX AND AFTER-TAX CONTRIBUTIONS
                  --------------------------------------

     3.1 Before-Tax Contributions. A Participating Company shall contribute as Before-Tax Contributions an amount equal to the total amount of Compensation deferred by a Participant employed by such Participating Company pursuant to a Deferral Election under Section 3.3. Such Before-Tax Contributions shall be paid by such Participating Company on behalf of a Participant, in cash to the Trust Fund, within 15 days following the end of the calendar month in which such amounts are de-ferred.

     3.2  Allocation of Before-Tax Contributions.  Before-Tax
Contributions shall be allocated to the Before-Tax Contribution Account for each Participant in an amount equal to the total amount of Compensation deferred by the Participant pursuant to a Deferral Election.

     3.3 Deferral Election. A Participant may make a Deferral Election in the form and manner prescribed by the Plan Administrator. The amount of a Participant's Deferral Election for a Plan Year shall not exceed the lesser of (i) the amount permitted under Section 402(g)) or (ii) 14% of such Participant's Compensation for such Plan Year; except that such amount may be required to be reduced below these limits in order to comply with Section 3.6(b) and Article 5 hereof. A Deferral Election shall be made prior to the date as of which such Deferral Election is effective.

     3.4 After-Tax Contributions. A Participant may, in the form and manner prescribed by the Plan Administrator, make After-Tax Contributions in cash to the Trust Fund. For any Plan Year, the aggregate amount of After-Tax Contributions shall not exceed the remainder of 14% and the percent of such Participant's Compensation for such Plan Year which is contributed to the Plan as a Before-Tax Contribution, provided that in no event shall a Participant's After-Tax Contributions exceed 10% of such Participant's Compensation. Such After-Tax Contributions shall be paid in cash to the Trust Fund within 15 days following the end of the calendar month in which such amounts are deducted from the Participant's Com-pensation.

     3.5  Allocation of After-Tax Contributions.  A Participant's
After-Tax Contributions shall be allocated directly to his After-Tax Contribution Account.

     3.6 Change, Reduction and Revocation of Deferral Elections and After-Tax Contributions.

          (a) A Participant may, in the form and manner prescribed by the Plan Administrator, change or revoke a Deferral Election or a direction regarding After-Tax Contributions as to Compensation payable after the date such change or revocation is effective. Without limiting the foregoing, Participants can change the level of their Before-Tax Contributions or After-Tax Contributions, or suspend or recommence making such contributions, as of any January, April, July or October 1, and may suspend any such contributions at any time. Notwithstanding the foregoing, no such change, revocation or suspension shall become effective until 30 days (or such shorter period as the Plan Administrator shall permit) after notice of such change, revocation or suspension is received by the Plan Administrator.

          (b) The Plan Administrator may reduce or revoke the Deferral Election or After-Tax Contributions of any Participant at any time if the Plan Administrator determines that such reduction or revocation is necessary to insure that the limitations set forth in this Article 3 or in Article 6 are not exceeded. In reducing any contributions hereunder, the Plan Administrator shall reduce the contributions of all Participants making the highest level of such class of contributions until such limitations are satisfied.

     3.7  Minimum Contribution.  Notwithstanding anything else in this
Article 3 to the contrary, no Employee may direct that Before-Tax Contributions or After-Tax Contributions be made to his Account unless the aggregate amount of such contributions is not less than five dollars ($5) per week. If in any week a Participant does not receive sufficient Compensation to provide for such minimum contribution, the minimum contribution shall be the maximum amount available for contribution during such week. In determining the amount available for contribution, the Plan Administrator shall first make any Before-Tax Contributions authorized and then make any After-Tax Contributions which may be made from the available Compensation.

               ARTICLE 4  COMPANY CONTRIBUTIONS
                          ---------------------

     4.1 Matching Contributions. A Participating Company shall contribute to the Company Matching Contribution Account of each Participant who (i) authorizes such Participating Company to make Before-Tax Contributions on behalf of such Participant or (ii) makes After-Tax Contributions, an amount equal to the sum of:

          (x) fifty percent (50%) of the first five dollars ($5.00) of such Participant's Before-Tax contributions and
               After-Tax contributions in a given week, and

          (y)  twenty-five percent (25%) of such Participant's
               Before-Tax contributions and After-Tax contributions in a given week which are greater than five dollars ($5.00) but not in excess of fifteen dollars ($15.00), and

          (z) fifty percent (50%) of such Participant's Before-Tax contributions in a given week which are greater than fifteen dollars ($15.00) of Before-Tax contributions but not in excess of twenty-five dollars ($25.00).

Company Matching Contributions shall be made in cash to the Trust Fund as soon as practicable following the end of each pay period in which the amounts with respect to which such contributions are made are deducted or deferred. The Company Matching Contribution shall be applied first to Participant's Before-Tax contributions and then to Participant's After-Tax contributions. The Total Company Matching Contribution shall not exceed ten dollars ($10.00) per week per participant.

     4.2 Profits Contributions. A Participating Company shall contribute to the Company Profits Contribution Account of each person who is an Employee on December 31 of any calendar year providing they have completed 90 days of Service or who is a New Worker's Compensation Recipient and is eligible for an allocation of Company Profits Contributions in accordance with the prior plan as in effect December 31, 1990, an amount equal to the product of (i) the quotient of (A) such Employee's Compensation for the Plan Year divided by (B) 52 or, in the case of an Employee on approved medical leave or a New Worker's Compensation Recipient, the number of weeks during the Plan Year such person was actively employed, times (ii) the multiplier determined for such Employee under the following table based on the performance of the unit of such Participating Company's business in which the Employee is employed on such date:


     Percentage of
     Profit Goal Attained     Multiplier
     --------------------     ----------
     Less than 90%               0
     90% but less than 95%       0.50
     95% but less than 100%      0.75
     100% but less than 105%     1.00
     105% but less than 110%     1.50
     110% or more                2.00

The Plan Administrator shall determine the extent to which any unit of a Participating Company shall have attained its profit goal and shall make such determinations as its representatives deem appropriate in computing allocations to Company Profits Contribution Accounts. In making such determination, the Plan Administrator shall take into account such fac-tors, and make such adjustments, as it shall deem appropriate. The Plan Administrator may apply different criteria with respect to different units, and may attach different values to similar factors or treat similar factors differently for any unit; provided, however, that the Plan Administrator shall not exercise its discretion in a manner which benefits Highly Compensated Employees or reduces the amount of any contribution otherwise due hereunder. Notwithstanding the foregoing, the maximum contribution payable with respect to performance of a unit equal to or in excess of 105% of its profit goals shall not exceed 17% of the amount by which the unit's performance exceeds 100% of its profit goal. Company Profits Contributions shall be made in cash not later than the time required for such contributions to be deducted for the prior calendar year in accordance with Section 404(a)(6) of the Code.
    Notwithstanding the foregoing provision of this Section 4.2, no Company Profits Contribution will be made under the Plan with respect to Plan Years ending after December 31, 1990.

            ARTICLE 5  LIMITATIONS ON CONTRIBUTIONS
                       ----------------------------

    5.1 Limit Applicable to the Before-Tax Contributions of Highly Compensated Employees. For any Plan Year, the Actual Deferral Percentage for the group of Highly Compensated Participants shall not exceed the greater of:

         (a) the Actual Deferral Percentage for the group of all other Participants multiplied by 1.25; or

         (b) the Actual Deferral Percentage for the group of all other Participants multiplied by 2.0, but not exceeding a spread of two (2) percentage points.

    5.2 Limit Applicable to the Company Matching Contributions and After-Tax Contributions for Highly Compensated Employees. For any Plan Year, Matching/After-Tax Contributions Percentage for the group of Highly Compensated Employees shall not exceed the greater of

         (a) the Matching/After-Tax Contributions Percentage for the group of all other Participants multiplied by 1.25; or

         (b) the Matching/After-Tax Contributions Percentage for the group of all other Participants multiplied by 2.0, but not exceeding a spread of two (2) percentage points.

    5.3 Limit Applicable to Annual Additions. The Annual Addition to a Participant's Account for any Plan Year shall not exceed the lesser of:

         (a) thirty thousand Dollars ($30,000) (or such higher amount permitted under Code Section 415); or

         (b) twenty-five percent (25%) of the Participant's total taxable compensation for the Plan Year (and exclusive of the amount of any Before-Tax Contribution made pursuant to the Plan for such Plan
    Year).

    5.4  Combined Plan Limit Applicable to All Participants.

         (a) If a Participant participates, or previously participated, in the Grossman's Inc. Retirement Plan or one or more other defined benefit plans (as defined in Section 414(j) of the Code) maintained by the Affiliated Group, the sum of the following fractions shall not exceed 1.0 as of the end of any Plan Year:

              (i) Defined Contribution Fraction -- the numerator of which is the sum of all Annual Additions for the Participant as of the end of the Plan Year under all such defined contribution plans maintained by the Affiliated Group, and the denominator of which is the sum of the lesser of the following amounts for each Plan Year in which the Participant was in Service:

                   (A) one hundred twenty-five percent (125%) of the dollar limitation in effect for such year under Code
              Section 415(c)(1)(A); or

                   (B) one hundred forty percent (140%) of the maximum amount that may be taken into account for such year pursuant to Code Section 415(c)(1)(B).

              (ii) Defined Benefit Fraction -- the numerator of which is the projected annual benefit for the Participant as of the end of the Plan Year under all defined benefit plans maintained by the Affiliated Group, and the denominator of which is the lesser of:

                   (A) one hundred twenty-five percent (125%) of the dollar limitation in effect for such Plan Year under Code
              Section 415(b)(1)(A); or

                   (B) one hundred forty percent (140%) of the maximum amount that may be taken into account under Code Section 415(b)(1)(B) with respect to the Participant for such Plan Year.

         (b) The "one hundred twenty-five percent (125%)" applied in paragraph (a) of this Section shall be reduced to "one hundred percent (100%)" for any Plan Year in which either:

              (i) the Plan is included in an "Aggregation Group" (as defined in Section 13.1) which is "Top Heavy" (as defined in
         Section 13.1) and the Plan or any other plan within such "Aggregation Group" fails to provide the minimum benefit pre-scribed by Code Section 416(h) and the regulations thereunder; or

              (ii) the Plan is included in an "Aggregation Group" which is "Top Heavy", if "ninety percent (90%)" were substituted for "sixty percent (60%)" in the definition of 'Top Heavy' contained in Section 13.1(d).

         (c) If the limitations of this Section are exceeded with respect to a Participant in any Plan Year solely because the aggregation of the Plan with one or more defined benefit plans pursuant to paragraph (a) produces a fraction that exceeds 1.0, the Participant's Annual Additions to this Plan shall be reduced so that such fraction equals 1.0 only if the terms of the defined benefit plan in which the Participant is participating does not allow for a reduction of the Participant's benefit so that such fraction equals 1.0.

    5.5 Disposition of Excess Before-Tax Contributions. If the amount credited to a Participant's Before-Tax Contribution Account is to be reduced as a result of the limits provided in Section 5.1, the amount of such reduction shall be effective in the manner described in Section 3.6(b) and shall either be returned to the Participant not later than two and one-half months after the end of the Plan Year in which such Before-Tax Contributions were made or recharacterized as an After-Tax Contribution and deposited to the After-Tax Contribution Account of the Participant.

    5.6  Disposition of Excess Company Matching Contributions and
After-Tax Contributions.

         (a) If the amount credited to a Participant's Company Matching Contribution Account by reason of Company Matching Contributions is to be reduced as a result of the limits provided in Section 5.2, the amount of any such reduction shall be effective in the same manner as described in Section 3.6(b) for Before-Tax Contributions and After-Tax Contributions and shall be distributed to the Participant not later than two and one-half months after the end of the Plan Year in which such Company Matching Contributions were made.

         (b) If the amount credited to a Participant's After-Tax Contribution Account by reason of After-Tax Contributions is to be reduced as a result of the limits provided in Section 5.2, the amount of any such reduction shall be effected in the manner described in
    Section 3.6(b) and shall be distributed to the Participant not later than two and one-half months after the end of the Plan Year in which such After-Tax Contributions were made or recharacterized.

    5.7 Disposition of Excess Annual Additions. If the amount credited to a Participant's Account is to be reduced as a result of the limits provided in Sections 5.3 or 5.4, such reduction shall be effected in the following order of priority:

         (a)  First, the amount of the Participant's After-Tax
    Contributions shall be reduced. Any reduction of After-Tax
    Contributions shall be paid to the Participant as soon as administratively feasible.

         (b) Second, the amount of any Company Profits Contributions made on behalf of the Participant shall be reduced. Any reduction of Company Profits Contributions shall be credited to a suspense account and treated as the first allocation of Company Profits Contributions on behalf of such Participant for the next succeeding Plan Year and, if not able to be fully utilized for such purpose, shall be allocated pro rata to the Company Profits Contribution Accounts of the other Participants on the last day of the next succeeding Plan Year.

         (c) Third, the amount of any Company Matching Contributions made on behalf of the Participant shall be reduced. Any reduction of Company Matching Contributions shall be credited to a suspense account and treated as the first allocation of Company matching Contributions on behalf of such Participant for the next succeeding Plan Year and, if not available to be fully utilized for such purpose, shall be allocated pro rata to the Company Matching Contribution Accounts of the other Participants on the last day of the next succeeding Plan Year.

         (d) Fourth, the amount of the Participant's Before-Tax Contributions shall be reduced. Any reduction of Before-Tax Contributions shall be credited to a suspense account and treated as the first allocation of Before-Tax Contributions on behalf of such Participant for the next succeeding Plan Year and, if not able to be fully utilized for such purposes, shall be allocated pro rata to the Before-Tax Contributions Account of the other Participants on the last day of the next succeeding Plan Year.

                      ARTICLE 6  VESTING
                                 -------

    6.1 Fully Vested Accounts. Amounts credited to a Participant's Before-Tax Contribution Account, After-Tax Contribution Account, Company Matching Contribution Account and Rollover Contribution Account shall at all times and in all events be fully vested and nonforfeitable.

    6.2 Graduated Vesting of Company Profits Contribution Account. Amounts credited to a Participant's Company Profits Contribution Account shall vest in accordance with the following schedule:


    Completed Years of       Percentage of Account
         Service                   Vested
    ------------------       ---------------------
       Less than 3                   0%
            3                       20%
            4                       50%
            5                      100%

Notwithstanding any other provision in the Plan, amounts credited to a Participant's Company Profits Contribution Account as of December 31, 1990 shall be fully vested.

    6.3 Death, Disability or Normal Retirement Age. Notwithstanding the provisions of Section 6.2, a Participant shall be fully vested in amounts credited to his Company Profits Contribution Account upon his death, termination on account of Disability or attainment of Normal Retirement Age.

    6.4 Forfeitures. To the extent that a Participant has not vested in amounts attributable to his Company Profits Contribution Account at the time such Participant's employment terminates, such unvested amounts shall be immediately forfeited and used to reduce the amount of future Company Contributions. If such a Participant is rehired prior to incurring five consecutive One Year Breaks in Service (or, if longer, a number of One Year Breaks in Service equal to his number of Years of Service at the date of such termination), the amount forfeited shall be restored to the Participant's Company Profits Contribution Account subject to the re-payment of any amounts distributed to the Participant from such Company Profits Contribution Account pursuant to Article 11 not later than the second anniversary of the date on which such Participant is reemployed.
If such a Participant is rehired prior to incurring a one Year Break in Service, any forfeited amount shall be restored regardless of whether such Participant repays the amount which has been distributed, but any future distributions to the Participant shall reflect such prior distribution.
If an amount is required to be restored pursuant to this Section 6.4, the Participating Company which employs such Participant shall contribute such amount to the Plan without regard to any limitation on contributions otherwise contained in the Plan.

    6.5 Moore's Division Employees. Notwithstanding anything else in this Plan to the contrary, a Participant who was employed by the Moore's Division on September 12, 1989 and who became an employee of Harcros Lumber & Building Supplies Inc. ("Harcros") pursuant to an Asset Purchase Agreement, as amended, between the Company, Harcros and, to the extent applicable, Harrisons Pauls Holdings Inc., shall be fully vested in his Account hereunder.

               ARTICLE 7  PARTICIPANTS' ACCOUNTS
                          ----------------------

    7.1 Contributions to Account. All contributions made by a Participating Company on behalf of a Participant or made by a Participant shall be paid to the Trustee, and shall be allocated to the Participant's Account.

    7.2  Separate Accounts.

         (a) Accounts shall be established and maintained for each Participant in which shall be recorded separately:

              (i) in an After-Tax Contribution Account, the amounts attributable to After-Tax Contributions made by the Participant;

              (ii) in a Before-Tax Contribution Account, the amounts attributable to Before-Tax Contributions made on the Participant's behalf;

              (iii) in a Company Matching Contribution Account, the amount attributable to Company Matching Contributions made on the Participant's behalf;

              (iv) in a Company Profits Contribution Account, the amount attributable to Company Profits Contributions made on the Participant's behalf; and

              (v) in a Rollover Contribution Account, the amount attributable to any Rollover Contributions made by the Participant.

         (b) The records of each separate account shall reflect the manner in which each account specified in paragraph (a) is invested and the value of such investments, the interest in which the Participant is vested, any withdrawals by or distributions to the Participant or other person, any changes or credits made to such ac-count, and such other information as the Plan Administrator or the Trustee may deem appropriate.

    7.3 Valuation of Accounts. The value of each Participant's Account shall be determined as of each Valuation Date. As of each Valuation Date, the Plan Administrator shall adjust the balance of each Participant's Account to reflect any of the following which have occurred since the last Valuation Date:

         (a) contributions, withdrawals, distributions and any other changes or credits attributable to the Participant's Account; and

         (b) the net increase or decrease in the value of the Trust Fund due to investment earnings, gains or losses and any expenses of the Trust Fund, which adjustment shall be made in the same proportion that the balance in the Participant's Account as of the last Valuation Date bore to the total balance of all Participants' Accounts as of such last Valuation Date; provided that such adjustment shall be made for each Investment Fund in the same proportion that the balance of the Participant's Account invested in each such Investment Fund bore to the total balance of all Participants' Accounts in such Investment Fund.

               ARTICLE 8  INVESTMENT OF ACCOUNTS
                          ----------------------

    8.1  General.  Participants' Accounts (and any suspense account under
Section 5.4) shall be invested and administered in accordance with the provisions of the Trust Agreement.

    8.2 Investment Funds. The Plan Administrator shall provide for the investment of Participants' Accounts in such number of separate Investment Funds as it shall determine. Notwithstanding the foregoing, there shall be at least three Investment Funds, one of which shall consist of investments in fixed income vehicles, including, but not limited to, guaranteed investment contracts issued by insurance companies, a second which shall consist of investments balanced between debt and equity investments, and a third which shall be the "Common Stock Fund". Any such required Investment Funds may be invested in shares of a registered investment company having corresponding investment objectives. The Trustee shall invest each Participant's Account in any one or more of such Investment Funds pursuant to the Participant's directions in accordance with Section 8.3.

    8.3  Investment Directions.

         (a) A Participant's investment directions shall be made in the form and manner prescribed by the Plan Administrator. If no investment direction for a Participant is on file, such Participant's Account shall be invested in the Investment Fund designated by the Plan Administrator;

         (b) each Participant may change his investment direction by giving prior notice in the form and manner prescribed by the Plan Administrator, provided that a Participant may not make a change of investment direction more often than permitted pursuant to uniform rules prescribed by the Plan Administrator. Any such change in investment direction shall apply only with respect to contributions subsequent to the date on which the direction becomes effective; and

         (c) each Participant may transfer funds held in his Account among the Investment Funds by giving prior notice in the form and manner prescribed by the Plan Administrator, provided that any such transfer shall be effective only as a Valuation Date and a Participant may not make such a transfer more often than permitted pursuant to uniform rules prescribed by the Plan Administrator.

    8.4 Voting of Common Stock. A Participant shall be entitled to direct the Trustee to vote the full shares of Common Stock held in his Account. Each Participant shall be furnished a form for the purpose of communicating his direction to the Trustee. If no Participant direction is timely received, the Trustee shall not vote such Participant's Common Stock.

    8.5 Tender Offers. In the event of a tender offer for Common Stock, each Participant (or the Beneficiary of a deceased Participant) shall be entitled to direct the Trustee to tender and sell the number of shares (including fractional shares) of Common Stock standing to the credit of his Account. Promptly after the commencement of a tender offer, the Company shall provide to each Participant (i) the written tender offer information provided to shareholders of the Company and (ii) the means by which a Participant may instruct the Trustee to tender.

    Thereafter, during the pendency of the tender offer, the Trustee shall promptly provide each Participant with any additional written tender offer information that is provided to shareholders of the Company. The Trustee shall tender or not tender (or withdraw from tender) shares in accordance with such instructions. The Trustee shall determined in its own discretion whether to tender shares for which timely instructions are not received. If permitted to do so under the terms of the tender offer and applicable law, the Trustee will withdraw from the tender offer any shares tendered pursuant to the offer on behalf of a Participant if the Participant shall have requested the withdrawal of such shares. A Participant shall not be limited as to the number of instructions to tender or withdraw that he may give to the Trustee. All shares that have been tendered pursuant to Participants' instructions and have not been withdrawn prior to the expiration of the tender offer will be withdrawn from such Participant's Account and will be sold by the Trustee in accordance with the terms of the tender offer. Tender offer instructions received from Participants shall be held in confidence by the Trustee and shall not be divulged to the Company or to any officer or employee thereof, or to any other person other than such agents of the Trustee as they may appoint to perform their duties under this Section 8.5.

    The Trustee shall credit to each Account of the Participant from which the tendered shares of Common Stock were taken the proceeds received by the Trustee in exchange for the shares of Common Stock tendered from that Account. As soon as administratively practicable following the termination of the tender offer, proceeds received from tendering Common Stock pursuant to such offer shall be invested in accordance with the provisions of the Plan and Trust Agreement for the Account of each applicable Participant.

    8.6 Limitation on Common Stock Transactions. The Plan Administrator may require that:

         (i) any Participant who is an officer or director of the Company who receives a distribution of Common Stock under the Plan must cease receiving any further contributions of, or make any further investment in, Common Stock under the Plan for a period of six months from the date of such distribution; provided, however, that extraordinary distributions of all of the Common Stock in the Plan and distributions or Common Stock in connection with such Participant's death, retirement, disability or termination of employment or in connection with a qualified domestic relations order (as defined in Section 414(p) of the Code) are not subject to this requirement;

         (ii) a Participant who is an officer or director of the Company and ceased participation (within the meaning of Section 16(b) of the Securities and Exchange Act of 1934, as amended and the rules promulgated thereunder) in the Plan may not again participate in the Plan for at least six months after the date such cessation became effective; and

         (iii) with respect to transfers between the Stock Fund and any other Investment Fund of assets created to the Account of a Participant who is an officer or director of the Company, (1) the election to make such transfer must be made during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending with the twelfth business day following such date and (2) the actual transfer must occur as of a Valuation Date which is at least six months after the last Valuation Date as of which any assets credited to such Participant's Account were transferred between such Investment Funds.

             ARTICLE 9  WITHDRAWALS DURING SERVICE
                        --------------------------

    9.1 After-Tax Contribution Account. A Participant who has been a Participant in the Plan for at least five full years may withdraw his entire After-Tax Contribution Account. A Participant who has not completed five full years of participation may withdraw any amounts from his After-Tax Contribution Account in excess of any After-Tax Contributions made during the 24 months preceding the date of such withdrawal.

    9.2 Rollover Contribution Account. A Participant may, in the form and manner prescribed by the Plan Administrator, make a cash withdrawal of part or all of the balance of his Rollover Contribution Account.

    9.3 Financial Hardship. Upon evidence of Hardship satisfactory to the Plan Administrator, a Participant may, in the form and manner prescribed by the Plan Administrator, make a cash withdrawal of part or all of the balance of his Account in an amount which the Plan Administrator determines is needed by the Participant on account of such Hardship. Notwithstanding the foregoing, no Participant shall be entitled to withdraw from his Before-Tax Contribution Account on account of Hardship an amount in excess of the aggregate amount of such Participant's Before-Tax Contributions.

    9.4 Age 59 1/2. A Participant may, in the form and manner prescribed by the Plan Administrator, make a cash withdrawal of part or all of the balance of each or all of his After-Tax Contribution Account, his Before-Tax Contribution Account and his Rollover Contribution Account, in any amount in excess of $500 at any time after he attains age 59 1/2.

    9.5 Order of Withdrawal Priority. Any withdrawal made under the provisions of Section 9.2 or 9.3 shall be made in accordance with the following order of priority, with no distribution made from any portion of the Participant's Account having a lower priority until all classes having a higher priority shall have been depleted:

    1.   the Participant's After-Tax Contribution Account;
    2.   the Participant's Rollover Contribution Account; and
    3.   the Participant's Before-Tax Contribution Account.

    9.6 No Withdrawal of Company Contributions. A Participant may not withdraw any amounts attributable to Company Contributions while employed, regardless of whether such amounts are vested.

    9.7 Amount and Payment of Withdrawal. Notwithstanding the foregoing, no withdrawals shall be permitted under Sections 9.1, 9.2 or 9.4 unless the aggregate amount withdrawn from all Accounts is the lesser of $500 or the balance of such Accounts. Payment of any withdrawal under this Article shall be made as soon as practicable following the Valuation Date following the Plan Administrator's timely receipt of a form requesting such withdrawal.

    9.8 Frequency of Withdrawal. A Participant who receives a withdrawal under this Article IX may not make a withdrawal under Section 9.1, 9.2 or
9.4 for a six month period.

    9.9 Mandatory Payment. Notwithstanding anything else contained in this Article 9, a Participant remaining in Service shall commence receipt of amounts in his Account not later than the April 1st following the calendar year in which such Participant attains age seventy and one-half (70 1/2).

               ARTICLE 10  LOANS TO PARTICIPANTS
                           ---------------------

    10.1 Right to Borrow. The Plan Administrator in its sole discretion may decide to grant Participants the right to borrow funds from their respective Accounts. Any such decision shall be communicated to the Participants in writing by the Plan Administrator. If and when loans to Participants are permitted, the following provisions of this Article 10 shall apply.

    10.2 In General. Upon the written request of an Eligible Borrower on a form acceptable to the Plan Administrator, and subject to the conditions of this Article, the Plan Administrator shall direct the Trustee to make a loan from the Trust to the Eligible Borrower. For purposes of this Article, an "Eligible Borrower" is a Participant who is an Employee.

    10.3 Rules and Procedures. The Plan Administrator shall promulgate such rules and procedures, not inconsistent with the express provisions of this Article, as it deems necessary to carry out the purposes of this Article. All such rules and procedures shall be deemed a part of the Plan for purposes of the Department of Labor regulation section 2550.408b-1(d). Loans shall not be made available to Eligible Borrowers who are Highly Compensated Employees in an amount (determined under Department of Labor regulation section 2550.408b-1(b)) greater than the amount made available to other Eligible Borrowers.

    10.4 Maximum Amount of Loan. The following limitations shall apply in determining the amount of any loan to an Eligible Borrower hereunder:

         (a) The amount of the loan, together with any other outstanding indebtedness of the Eligible Borrower under the Plan or any other qualified retirement plans of the Affiliated Employers, shall not exceed $50,000 reduced by the excess of (i) the highest outstanding loan balance of the Eligible Borrower from such plans during the one-year period ending on the day prior to the date on which the loan is made, over (ii) the Eligible Borrower's outstanding loan balance from such plans immediately prior to the loan.

         (b) The amount of the loan shall not exceed 50% of the Eligible Borrower's vested interest in his or her Accounts, determined as of the Valuation Date immediately preceding the date of the loan, or such lesser amount as the Plan Administrator may prescribe.

    10.5 Minimum Amount of Loan. The Plan Administrator may establish a minimum amount for any single loan under the Plan, not to exceed $1,000.

    10.6 Note; Security; Interest. Each loan shall be evidenced by a note signed by the Eligible Borrower and shall be secured by 50% of the Eligible Borrower's vested interest in his or her Accounts, including in such security the note evidencing the loan. The loan shall bear interest at a reasonable annual percentage interest rate to be determined by the Plan Administrator. In determining the interest rate, the Plan Administrator shall take into consideration interest rates currently being charged by persons in the business of lending money with respect to loans made in similar circumstances. The Plan Administrator shall make such determination through consultation with one or more lending institutions, as the Plan Administrator deems appropriate.

    10.7 Repayment. Each loan made to an Eligible Borrower who is receiving regular payments of compensation from a Participating Employer shall be repayable by payroll deduction. Loans made to other Eligible Borrowers (and, in all events, where payroll deduction is no longer practicable) shall be repayable in such manner as the Plan Administrator may from time to time determine. The documents evidencing a loan shall provide that payments shall be made not less frequently than quarterly and over a specified term as determined by the Plan Administrator (but not to exceed five years unless the loan is being applied toward the purchase of a principal residence for the Eligible Borrower); such documents shall also require that the loan be amortized with level payments of principal and interest.

    10.8 Repayment Upon Distribution. If, at the time benefits are to be distributed (or to commence being distributed) to an Eligible Borrower with respect to a separation from service, there remains any unpaid balance of a loan hereunder, such unpaid balance shall, to the extent consistent with Department of Labor regulations, become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Eligible Borrower's Accounts, subject to the default provisions below, before any distribution of benefits is made. Except as may be required in order to comply (in a manner consistent with continued qualification of the Plan under Code section 401(a)) with Department of Labor regulations, no loan shall be made or remain outstanding with respect to a Participant under this Article after the time distributions to the Participant with respect to a separation from service are to be paid or commence.

    10.9 Default. In the event of a default, as determined in accordance with rules prescribed by the Plan Administrator, the unpaid principal balance of the note shall immediately become due and payable in full.
Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Eligible Borrower's Accounts, at such time and in such manner as the Plan Administrator shall prescribe, subject to the further provisions of this Section. The amount so deducted shall be treated as distributed to the Eligible Borrower and applied by the Eligible Borrower as a payment of the unpaid interest and principal (in that order) under the note evidencing such loan. In no event shall the Plan Administrator apply the Eligible Borrower's Accounts to satisfy the Eligible Borrower's repayment obligation, whether or not he or she is in default, unless the amount so applied otherwise could be distributed in accordance with the Plan.

    10.10 Nondiscrimination. Loans shall be made available under this Article to all Eligible Borrowers on a reasonably equivalent basis, except that the Plan Administrator may make reasonable distinctions based on creditworthiness.

    10.11 Designation of Investment Funds. The Eligible Borrower may designate the Account or Accounts and investment fund or funds (other than the Stock Fund) from which his or her loan is to be made. In the absence of such a designation, the loan shall be made proportionately from all Accounts and all investment funds (other than the Stock Fund) to which the Eligible Borrower's Accounts are allocated.

            ARTICLE 11  DISTRIBUTIONS AFTER SERVICE
                        ---------------------------

    11.1 Termination of Service. Upon termination of a Participant's Service the Participant (or if deceased, his Beneficiary) may elect to receive payment of the vested portion of such Participant's Account in a single lump sum payment as soon as practicable as of the Valuation Date coincident with or next following such Participant's termination of Service. If such Participant does not elect to receive a lump sum as provided above, payment of his Account shall be made as of the first Valuation Date subsequent to such Participant's attaining Normal Retirement Age and until so distributed his Account shall be invested in the manner prescribed by the Plan Administrator. In no event, however, shall a Participant's election to defer payment of his Account be effective if the aggregate value of such Account which has vested is less than $3,500.

    11.2 Disability. Upon a Participant's Disability, the Participant may, in the discretion of the Plan Administrator, be deemed to have terminated employment for purposes of the Plan and to have become eligible for a distribution pursuant to the terms of Section 11.1.

    11.3  Death and Beneficiary Designation.

         (a) Unless the Participant is not survived by a spouse or shall have designated another Beneficiary in accordance with Section 11.3(b), upon the Participant's death, the Participant's spouse shall receive payment of the aggregate value of the Participant's Account in a single lump sum payment as soon as practical following the Valuation Date coincident with or next following the Participant's death. In the event the Participant has made a valid election of a Beneficiary other than such Participant's spouse, such payment shall be made in a single lump sum payment to the Participant's Beneficiary designated in accordance with Section 11.3(b).

         (b) Subject to the provisions of this Section 11.3(b), each Participant may designate one or more persons as the Beneficiary of such Participant's Account. Such designation shall be made by the Participant in the form and manner prescribed by the Plan Administrator and may be changed or revoked by the Participant at any time or from time to time during his lifetime. No beneficiary designation shall be effective until received by the Plan Administrator. Any designation made by a Participant who has a spouse at the time of his death which designates a primary beneficiary other than such spouse shall not be effective unless:

              (1) the spouse of such Participant consents in writing to the designation, and the spouse's consent acknowledges the identity of such Beneficiary and the effect of such designation and is witnessed by a notary public; or

              (2) it is established to the satisfaction of the Plan Administrator that the required consent may not be obtained because the spouse cannot be located, or because of such other circumstances as provided in Treasury regulations under the applicable provisions of the Code.

    11.4 Mandatory Distributions. Unless otherwise elected by a Participant, distribution of the vested portion of the Participant's Account shall commence not later than within sixty (60) days after the close of the Plan Year in which the latest of the following occurs:

         (a)  the Participant attains Normal Retirement Age;

         (b) the tenth (10th) anniversary of the date the Participant commenced participation in the Plan; or

         (c)  the termination of the Participant's Service.

    Notwithstanding the foregoing, the payment of the Accounts of a Participant must commence on or before April 1 of the calendar year following the Plan Year in which such Participant attains age 70 1/2.

    11.5  Optional Direct Transfer of Eligible Rollover Distributions.

         (a) If a Participant, the surviving spouse of a Participant, or an alternate payee of the Participant is entitled to receive an eligible rollover distribution, he or she may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of such distributions paid directly to an eligible retirement plan. Such transfer shall be made in the form of a direct rollover or by any other means prescribed by regulations which otherwise satisfy the requirements for a direct payment to the eligible retirement plan so specified. For purposes of this Section 11.5, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the Participant other than any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant and his or her designated beneficiary, or for a specified period of ten years or more, any distribution required under section 401(a)(9) of the Code, and the portion of any distribution not includible in gross income. An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an annuity plan described in section 403(a) of the Code, or, except with respect to an eligible rollover distribution to the Participant's surviving spouse or former spouse who is an alternate payee, a qualified trust described in section 401(a) of the Code that accepts such eligible rollover distribution.

         (b) Notice Requirement. The Plan Administrator shall give a distributee notice of his or her right to elect a direct rollover and an explanation of the withholding consequences if not making the election. Such notice shall be given no earlier than 90 days and no less than 30 days before the date of distribution. The distributee, in his or her sole discretion, may waive, in writing, the right to 30 days' notice.

                  ARTICLE 12  ADMINISTRATION
                              --------------

    12.1 Plan Administrator. The Plan shall be administered by the Company. The Company shall be the "administrator" of the Plan within the meaning of section 3(16)(A) of ERISA and the "named fiduciary" within the meaning of Section 402(a)(1) of ERISA.

    12.2  Plan Administrator's Authority and Powers.  The Plan
Administrator shall have the discretionary authority and power to administer and construe the Plan; determine questions of fact and law arising under the Plan; direct disbursements by the Trustee; and exercise the other powers specified herein.

    12.3 Delegation of Duties. To the extent consistent with applicable law, the Plan Administrator may delegate such of its duties and may engage such experts and other persons as it deems appropriate in connection with administering the Plan.

    12.4 Compensation. The Plan Administrator shall serve without compensation.

    12.5 Exercise of Discretion. Any person with any discretionary power in the administration of the Plan shall exercise such discretion in a nondiscriminatory manner and shall discharge his duties with respect to the Plan in a manner consistent with the provisions of the Plan and with the standards of fiduciary conduct contained in Title I, Part 4, of ERISA.

    12.6 Fiduciary Liability. In administering the Plan, neither the Plan Administrator nor any person to whom the Plan Administrator delegates any duty or power in connection with administering the Plan shall be liable, except in the case of his own gross negligence or willful misconduct, for:

         (a)  any action or failure to act;

         (b)  the payment of any amount under the Plan; or

         (c)  any mistake of judgment.

    12.7 Indemnification by Company. To the extent not compensated by insurance or otherwise, the Company shall indemnify and hold harmless each employee of the Company designated to carry out fiduciary responsibility with respect to the Plan, from any and all claims, losses, damages, expenses (including counsel fees approved by the Company), and liabilities (including any amount paid in settlement with the approval of the Company) arising from any act or omission of such member or employee, except where the same is judicially determined to be due to the gross negligence or willful misconduct of such member or employee. No assets of the Plan may be used for any such indemnification.

    12.8 Payment of Plan Expenses. The Plan Administrator in its sole discretion shall determine what constitutes a proper expense of administering the Plan. The Plan Administrator may pay (or reimburse a Participating Employer) for any reasonable expense incurred by the Plan Administrator or the Participating Employer in the administration of the Plan and Trust, from the assets of the Trust Fund.

         ARTICLE 13  AMENDMENT AND TERMINATION OF PLAN
                     ---------------------------------

    13.1 Amendment. The Board of Directors of the Company may amend the Plan by written instrument provided that:

         (a) no amendment which materially affects the Trustee's duties shall be effective without the consent of the Trustee;

         (b) no amendment shall cause the Trust Fund to be used other than for the exclusive benefit of Participants and Beneficiaries; and

         (c) if any amendment changes the vesting provisions of the Plan, a Participant may, within sixty (60) days after receiving written notice of such amendment (or such later date prescribed by regulations under Code Section 411), file with the Plan Administrator an election to have the vested interest in the Participant's Account computed under the Plan's vesting provisions in effect prior to the amendment.

    13.2 Company's Right to Terminate Plan. The Company intends to maintain the Plan as a permanent tax-qualified retirement plan and to maintain the Trust Agreement. Nevertheless, the Company reserves the right to terminate the Plan or Trust Agreement at any time by resolution of the Board of Directors of the Company.

    13.3  Consequences of Termination.

         (a) If the Plan is terminated in whole or in part, the Account of each Participant affected by such termination shall be fully vested as of the date of such termination. In such instance, the Plan Administrator shall determine the date and manner of distribution of all Participants' Accounts.

         (b) The Plan Administrator shall give prompt notice to each Participant (or, if deceased, to the Participant's Beneficiary) affected by the Plan's complete or partial termination.

     ARTICLE 14  SPECIAL PROVISIONS FOR NON-KEY EMPLOYEES
                 ----------------------------------------

    14.1 Applicability and Definitions. This Article provides for the minimum contribution required by Code Section 416 which must be made for a "Non-Key Employee" as defined in paragraph (e). For purposes of this
Article:

         (a) "Aggregation Group" means all plans (including any terminated plans) of the Affiliated Group in which any Key Employee is a participant, and all other plans maintained by the Affiliated Group that enables any plan in which any Key Employee is a participant to comply with the coverage and nondiscrimination requirements of Code Sections 401(a)(4) and 410; and all plans of the Affiliated Group that the Company designates as part of the Aggregation Group, provided the resulting Aggregation Group meets the coverage and nondiscrimination requirements of Code Sections 401(a)(4) and 410.

         (b) "Determination Date" means, for any Plan Year, the last day of the preceding Plan Year, except that the Determination Date for the first Plan Year means the last day of such first Plan Year.

         (c)  "Key Employee" means a "key employee" as defined in Code
    Section 416(i) and includes an individual who at any time during the Plan Year (or during any of the four preceding Plan Years) is:

              (i) an owner of any of the ten (10) largest interests in the Company whose compensation exceeds the dollar amount set forth in Section 415(c)(1) of the Code;

              (ii) an owner of more than a five percent (5%) interest in the Company;

              (iii) an owner of more than a one percent (1%) interest in the Company and whose compensation exceeds $150,000; or

              (iv) an officer of any corporation within the Affiliated Group whose compensation exceeds one-hundred fifty percent (150%) of the dollar amount set forth in Section 415(c)(1) of the Code.

         (d) "Top Heavy" means that as of the Determination Date for a Plan Year, the sum of:

              (i) the aggregate Account balances for all Key Employees under the Plan; plus

              (ii) the aggregate account balances and the aggregate present values of accrued benefits for all employees under all other plans in the Aggregation Group in which the Plan is included;

    exceeds sixty percent (60%) of all such aggregate values for all individuals under all plans in such Aggregation Group.

         In determining the value of any individual's Account balance in the Plan or his account balance or the present value of his accrued benefit under any other plan in the Aggregation Group:

              1. the value of such account or the present value of such accrued benefit shall be increased by the aggregate distributions made with respect to such individual from such plan during the five (5) year period ending on the Determination Date; and

              2. in the case of a defined benefit plan, the present value of such accrued benefit shall be determined by using the actuarial assumptions specified by the Company which are the same as the actuarial assumptions used for this purpose under all other defined benefit plans within the Aggregation Group.

         (e)  "Non-Key Employee" means a Participant who is not a Key
    Employee.

         (f) "Top Heavy Plan Year" means a Plan Year for which the Plan is Top Heavy.

    14.2 Minimum Contribution. If the Participant is a Non-Key Employee on the last day of a Top Heavy Plan Year, the Company Contributions allocated to his Account for such Top Heavy Plan Year, shall be at least equal to the lesser (i) the highest percentage of Compensation contributed on behalf of any Key Employee or (ii) three percent (3%) of such Non-Key Employee's Compensation for the Top Heavy Plan Year.

                   ARTICLE 15  MISCELLANEOUS
                               -------------

    15.1 Trust Fund Sole Source of Payments for Plan. The Trust Fund shall be the sole source for the payment of all Participants' Accounts, and the Plan's liability to make such payment shall be limited to the extent that the balance in the Participant's Account is sufficient to make payment. In no event may assets of any Participating Company be applied for the payment of Plan benefits.

    15.2 Exclusive Benefit. The Plan is established for the exclusive benefit of Participants and their Beneficiaries, and the Plan shall be administered in a manner consistent with the provisions of Code Section 401(a) and ERISA.

    15.3  Return of Contributions.

         (a) Except as specifically provided in the Plan, under no circumstances shall any funds contributed to the Trust Fund or any assets of the Trust Fund ever revert to, or be used by, any Participating Company.

         (b)  Any Contribution made by any Participating Company
    (including Company Contributions and Before-Tax Contributions) is conditioned upon its deductibility for federal income tax purposes and may be returned to it if:

              (i) the contribution is made by reason of mistake of fact;

              (ii) the deduction of such contribution for federal income tax purposes is disallowed; or

              (iii) the contribution is conditioned on the favorable determination of the Internal Revenue Service as to initial qualification of the Plan under Code Section 401(a) and the Plan fails to so qualify;

    provided such return is made within one year of the mistaken contributions, the disallowance of the deduction for federal income tax purposes or any notice from the Internal Revenue Service (in response to the request for its favorable determination) that the plan fails to qualify under Code Section 401(a), as the case may be. The amount of contribution which may be returned shall be reduced to reflect its proportionate share of any net investment loss in the Trust Fund, but not any investment gain.

    15.4 Non-Alienation. Except as provided pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code, no Participant or Beneficiary shall have the right to alienate or assign his benefits under the Plan, and no Plan benefits shall be subject to attachment, execution, garnishment, or other legal or equitable process. If a Participant or Beneficiary attempts to alienate or assign benefits under the Plan or if his property or estate should be subject to attachment, execution, garnishment or other legal or equitable process, the Plan Administrator may direct the Trustee to distribute the benefits payable under the Plan to members of such Participant's or Beneficiary's family or may use or hold such benefits for such Participant's or Beneficiary's benefit.

    15.5 Claims Procedure. All claims for benefits under the Plan by a Participant or Beneficiary with respect to benefits not received by such person shall be made in writing to the Plan Administrator, which shall designate a member of the Plan Administrator to review such claims. If such member believes that a claim should be denied, such member shall notify the claimant in writing of the denial within ninety (90) days after receipt of the claim. Such notice shall:

         (a) set forth the specific reason or reasons for the denial, making reference to the pertinent provisions of the Plan or the Plan document on which the denial is based;

         (b) describe any additional material or information that should be received before the claim may be acted upon favorably, and explain why such material or information, if any, is needed; and

         (c) inform the person making the claim of his right pursuant to this Section to request review of the decision by the Plan
    Administrator.

Any such person who believes that all available and relevant information has been submitted may appeal the denial of a claim to the Plan Administrator by submitting a written request for review to the Plan Administrator within sixty (60) days after the date on which such denial is received. Such period may be extended by the Plan Administrator for good cause. The person making the request for review may examine pertinent Plan documents. The request for review may discuss any issues relevant to the claim. The Plan Administrator shall decide whether or not to grant the claim within sixty (60) days after receipt of the request for review, but this period may be extended by the Plan Administrator for up to an additional sixty (60) days in special circumstances. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The Plan Administrator's decision shall be in writing, shall include specific reasons for the decision and shall refer to pertinent provisions of the Plan or of the Plan documents on which the decision is based.

    15.6 Transfer of Assets. The Plan shall not be merged or consolidated with, or any of its assets or liabilities transferred to, any other plan unless each Participant would (if the other plan then terminated) receive a benefit which is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan then terminated).
    15.7 Common Trust Funds. The Plan adopts and includes the provisions of any group or common trust fund in which the Trust participates, but only as long as such group or common trust fund remains qualified under
Section 401(a), and exempt from taxation under Section 501(a), of the Code in accordance with Revenue Ruling 81-100.
    15.8 Applicable Law. Except as otherwise expressly required by ERISA, this Plan shall be governed by the laws of the Commonwealth of Massachusetts.

    IN WITNESS WHEREOF, Grossman's Inc. has caused this Plan instrument to be executed by an officer, duly authorized, this __________ day of ____________________, 1995.
                             GROSSMAN'S INC.

                             By:  _____________________________
                                  Title: